EX. -99.906CERT(i)

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Milestone Funds (the Registrant), do hereby certify, to such officer’s knowledge, that:

(1)

The Milestone Funds on Form N-CSR of the Registrant for the period ended November 30, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 22, 2007
/s/ Janet Tiebout Hanson
Name: Janet Tiebout Hanson
Title: Principal Executive Officer

Dated: January 22, 2007
/s/ Marc H. Pfeffer
Name: Marc H. Pfeffer
Title: Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.